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                         SECURITY AGREEMENT (ALL ASSETS)

         This Security Agreement (All Assets) (this "AGREEMENT"), dated as of November 24, 2003, is made by and between THE NEWKIRK MASTER LIMITED PARTNERSHIP, a Delaware limited partnership ("NMLP"), and FLEET NATIONAL BANK, a national banking association having an address at 100 Federal Street, Boston, Massachusetts 02110, as agent (Fleet National Bank, in such capacity as agent, hereinafter referred to as "AGENT") for a syndicate of Lenders (singly and collectively, the "LENDERS") as specifically provided in the Loan Agreement (as defined below).

                                    RECITALS

         WHEREAS, pursuant to that certain Master Loan Agreement dated as of November 24, 2003 (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT") entered into by and among NMLP, T-Two Partners, L.P., a Delaware limited partnership ("T-TWO"), the Agent and the Lenders, the Agent and the Lenders have agreed to make a loan to NMLP in the aggregate principal amount of $216,000,000.00 (the "NMLP LOAN") and a loan to T-Two in the aggregate principal amount of $309,000,000.00 (the "T-TWO LOAN") (the NMLP Loan and the T-Two Loan sometimes are referred to herein, collectively, as the "LOANS"), upon the terms and subject to the conditions set forth therein.

         WHEREAS, NMLP has substantial financial dealings with T-Two and is affiliated with T-Two (either by ownership, contractual relationship, employment or other meaningful business relationship).

         WHEREAS, pursuant to the terms of the Call Option Agreement, NMLP has executed and delivered a Guaranty of even date herewith, guaranteeing the payment and performance of all T-Two Obligations arising under or pursuant to the Loan Agreement (the "GUARANTY").

         WHEREAS, as a condition to making the Loans, the Agent and the Lenders have required NMLP to execute and deliver this Agreement and certain other NMLP Security Documents to secure NMLP's obligations under the Guaranty and the Loan Agreement.

         ACCORDINGLY, in consideration of the mutual covenants contained in the Loan Agreement and herein, the parties hereby agree as follows:

         1. Definitions. All terms defined in the recitals hereto and the Loan Agreement that are not otherwise defined herein shall have the meanings given them in the recitals and the Loan Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

                  "Account Debtor" has the meaning given that term in the UCC.

                  "Accounts" and "Accounts Receivable" means all of NMLP's "accounts", as such term is defined in the UCC, including each and every right of NMLP to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by NMLP or by some other person who subsequently transfers such

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         person's interest to NMLP, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which NMLP may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any property of such Account Debtor or other obligor; all including but not limited to all present and future Accounts, Contract Rights, loans and obligations receivable, credit card receivables, Health-Care-Insurance Receivables, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "Cash Management Agreement" means that certain Cash Management Agreement dated of even date herewith by and between, among others, NMLP, T-Two, the Agent and the Lenders.

                  "Chattel Paper" has the meaning given that term in the UCC.

                  "Collateral" means all assets of NMLP including, without limitation, all of NMLP's Accounts, Accounts Receivable, Contract Rights, Commercial Tort Claims, Chattel Paper (whether Tangible or Electronic), Deposit Accounts, Documents, Equipment, General Intangibles (including Payment Intangibles and Software), Goods, Instruments (including any Promissory Notes), Inventory, Investment Property, Letter-of-Credit Rights, and all Supporting Obligations; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions;
         (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods;
         (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) any money, or other assets of NMLP that now or hereafter come into the possession, custody, or control of the Agent; (vi) all of NMLP's right, title and interest in, to, and under the Call Option Agreement; and (vii) all Proceeds of any and all of the foregoing.

                  "Commercial Tort Claims" has the meaning given that term in the UCC.

                  "Contract Rights" includes, without limitation, "contract rights" as now or formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

                  "Deposit Accounts" has the meaning given that term in the UCC and also includes all depository, operating, and other accounts established and maintained by NMLP with the Agent, including, without limitation, the NMLP Cash Collateral Account.

                  "Documents" has the meaning given that term in the UCC.

                  "Electronic Chattel Paper" means Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

                  "Equipment" means all of NMLP's "equipment", as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Agent by NMLP.

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                  "Event of Default" has the meaning given that term in Section
         6.

                  "General Intangibles" means all of NMLP's "general intangibles", as such term is defined in the UCC, whether now owned or hereafter acquired; and also all: rights to payment for credit extended; deposits; amounts due to NMLP; credit memoranda in favor of NMLP; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of NMLP to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of NMLP in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by NMLP or credit extended or services performed, by NMLP, whether intended for an individual customer or the general business of NMLP, or used or useful in connection with research by NMLP.

                  "Goods" has the meaning given that term in the UCC.

                  "Health-Care-Insurance Receivables" means an interest in, or claim under, a policy of insurance which is a right to payment of a monetary obligation for healthcare goods or services provided.

                  "Instruments" has the meaning given that term in the UCC.

                  "Inventory" means all of NMLP's "inventory", as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Investment Property" means all of NMLP's "investment property", as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "Letter-of-Credit Rights" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a letter of credit.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

                  "NMLP Cash Collateral Account" has the meaning given that term in the Cash Management Agreement.

                  "Payment Intangibles" means a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

                  "Permitted Liens" means (i) the Security Interest, (ii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with NMLP's business or operations as presently conducted, (iii) Liens in existence on the date hereof and described on Exhibit A hereto, and (iv) as to after acquired property, any Liens subject to which such property is acquired.

                  "Proceeds" has the meaning given that term in the UCC.

                  "Promissory Notes" means an instrument that evidences a promise to pay a monetary obligation, does not evidence an order to pay, and does not contain an acknowledgment by a bank that the bank has received for deposit a sum of money of funds.

                  "Security Interest" has the meaning given that term in Section 2.

                  "Software" means a computer program and any supporting information provided in connection with a transaction relating to the program. The term does not include a computer program that is included in the definition of Goods.

                  "Supporting Obligations" means a Letter-of-Credit Right, or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument or Investment Property.

                  "Tangible Chattel Paper" means Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in The Commonwealth of Massachusetts.

         2. Security Interest. NMLP hereby grants the Agent a security interest (the "Security Interest") in the Collateral to secure payment of the NMLP Obligations.


         3. Representations, Warranties and Agreements. NMLP hereby represents, warrants and agrees as follows:

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                  (1) TITLE. NMLP (i) has absolute title to each item of
         Collateral in existence on the date hereof, free and clear of all Liens except the Security Interest and the Permitted Liens, (ii) will have, at the time NMLP acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Agent. NMLP will not sell or otherwise dispose of the Collateral or any interest therein, outside the ordinary course of business, without the prior written consent of the Agent, except as permitted under the Loan Agreement.

                  (2) CHIEF EXECUTIVE OFFICE; IDENTIFICATION NUMBER. NMLP's chief executive office and principal place of business is located at the address set forth under its signature below. NMLP's federal employer identification number is correctly set forth under its signature below.

                  (3) CHANGES IN NAME OR LOCATION. NMLP will not change its name without prior written notice to the Agent. NMLP will not change its business address without prior written notice to the Agent.

                  (4) FIXTURES. NMLP will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Agent that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

                  (5) RIGHTS TO PAYMENT. To NMLP's Knowledge, each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Agent) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the Account Debtor or other obligor named therein or in NMLP's records pertaining thereto as being obligated to pay such obligation. NMLP will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such Account Debtor or other obligor.

                  (6) MISCELLANEOUS COVENANTS. NMLP will:

                           (1) keep all tangible Collateral in good repair,
                  working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

                           (2) promptly pay all taxes (other than income taxes
                  on the income of Agent or any of the Lenders) and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, except if contested in accordance with Section 9.1 of the Loan Agreement;

                           (3) at all reasonable times, permit the Agent or
                  its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy NMLP's books and records pertaining to the Collateral and its business and financial condition and, upon the occurrence and during the continuance of an Event of Default, to send and discuss with Account Debtors and other obligors requests for verifications of amounts owed to NMLP;

                           (4) keep accurate and complete records pertaining to
                  the Collateral and pertaining to NMLP's business and financial condition and submit to the Agent such periodic reports concerning the Collateral and NMLP's business and financial condition as the Agent may from time to time reasonably request;

                           (5) promptly notify the Agent of any loss of or
                  material damage to any Collateral or of any adverse change, known to NMLP, in the prospect of payment of any material sums due on or under any instrument, chattel paper, or account constituting Collateral;

                           (6) if the Agent at any time so requests (after the
                  occurrence and during the continuance of an Event of Default), promptly deliver to the Agent any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by NMLP;

                           (7) at all times keep all tangible Collateral
                  insured as provided in the Loan Agreement;

                           (8) from time to time execute such financing
                  statements as the Agent may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

                           (9) pay when due or reimburse the Agent on demand
                  for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by the Agent in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the NMLP Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

                           (10) execute, deliver or endorse any and all
                  instruments, documents, assignments, security agreements and other agreements and writings which the Agent may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Agent's rights under this Agreement; and

                           (11) not use or keep any Collateral, or permit it to
                  be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

                  (7) AGENT'S RIGHT TO TAKE ACTION. NMLP authorizes the Agent to file such financing statements as the Agent deems reasonably necessary to perfect the Security Interest in the Collateral. Further, if NMLP at any time fails to perform or observe any agreement contained in Section 3(f), and if such failure continues for a period of ten (10) business days after the Agent gives NMLP written notice thereof, the Agent may (but need not) perform or observe such agreement on behalf and in the name, place and stead of NMLP (or, at the

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         Agent's option, in the Agent's own name) and may (but need not) take any and all other actions which the Agent may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with Account Debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, NMLP shall thereupon pay the Agent on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by the Agent in connection with or as a result of the Agent's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Agent at the highest rate then applicable to any of the NMLP Obligations.

                  (8) POWER OF ATTORNEY. NMLP hereby irrevocably appoints (which appointment is coupled with an interest) the Agent, or its delegate, as the attorney-in-fact of NMLP with the right (but not the duty) from time to time, following the occurrence and during the continuance of an Event of Default, to: (a) create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of NMLP, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by NMLP under this Section 3; (b) to convert the Collateral into cash, including, without limitation, the sale (either public or private) of all or any portion or portions of the Collateral; (c) to enforce collection of the Collateral, either in its own name or in the name of NMLP, including, without limitation, executing releases, compromising or settling with any Account Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; (d) to receive, open and dispose of all mail addressed to NMLP and to take therefrom any remittances or proceeds of Collateral in which the Agent has a security interest; (e) to notify post office authorities to change the address for delivery of mail addressed to NMLP to such address as the Agent shall designate;
         (f) to endorse the name of NMLP in favor of the Agent upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; (g) to sign and endorse the name of NMLP on and to receive as secured party any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; (h) to sign the name of NMLP on any notice to the Account Debtors or on verification of the Collateral; and (h) to sign and file or record on behalf of NMLP any financing or other statement in order to perfect or protect the Agent's security interest. The Agent shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Agent elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to NMLP except for willful misconduct in bad faith. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable so long as any NMLP Obligation of NMLP to the Agent shall remain unpaid.

         4. Assignment of Insurance. NMLP hereby assigns to the Agent, as additional security for the payment of the NMLP Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of NMLP under or with respect to, any and all policies of insurance covering the Collateral, and NMLP hereby directs the issuer of any such policy to pay any such moneys directly to the Agent, following

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the occurrence and during the continuance of an Event of Default. After the occurrence of an Event of Default, the Agent may (but need not), in its own name or in NMLP's name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

         5. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) an Event of Default shall occur under the Loan Agreement or any other NMLP Loan Document; or (ii) NMLP shall fail to observe or perform any covenant or agreement herein binding on it and such failure is not cured within the periods set forth in Section 10.2 of the Loan Agreement.

         6. Remedies upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Agent may exercise any one or more of the following rights and remedies: (i) declare all unmatured NMLP Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which NMLP hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Agent may require NMLP to make the Collateral available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, and if notice to NMLP of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8) at least ten (10) days prior to the date of intended disposition or other action; (iii) exercise any right, remedy, power, privilege or discretion of NMLP pursuant to the Call Option Agreement, including, without limitation, NMLP's right under the Call Option Agreement to acquire either (a) a 100% ownership interest in T-Two or (b) T-Two's ownership interest in the Grantor Trust T-1 Certificate and Grantor Trust T-2 Certificate; and (iv) exercise or enforce any or all other rights or remedies available to the Agent by law or agreement against the Collateral, against NMLP or against any other person or property. The Agent is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all intellectual property owned by or licensed to NMLP that the Agent deems necessary or appropriate to the disposition of any Collateral.

         7. Other Personal Property. Unless, at the time the Agent takes possession of any tangible Collateral, or within seven days thereafter, NMLP gives written notice to the Agent of the existence of any goods, papers or other property of NMLP, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Agent shall not be responsible or liable to NMLP for any action taken or omitted by or on behalf of the Agent with respect to such property.

         8. Notice. All notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (i) the date received if personally delivered, (ii) five (5) days after being deposited in the mail if delivered by mail, (iii) the date received if sent by overnight courier, or (iv) the date of receipt if delivered by telecopy.

         9. Termination. Upon the payment in full of the NMLP Obligations, in immediately available funds, including, without limitation, all unreimbursed costs and expenses of the Agent and of each Lender for which NMLP is responsible, the Agent shall release the Collateral granted to the Agent as provided for herein. However, such release by the Agent shall not be deemed to terminate or release NMLP from any obligation or liability under this Agreement which specifically by its terms survives the payment in full of the NMLP Obligations.

         10. Miscellaneous. This Agreement has been duly and validly authorized by all necessary action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Agent, and, in the case of amendment or modification, in a writing signed by NMLP. A waiver signed by the Agent shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Agent's rights or remedies. All rights and remedies of the Agent shall be cumulative and may be exercised singularly or concurrently, at the Agent's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Agent's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Agent exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Agent need not otherwise preserve, protect, insure or care for any Collateral. The Agent shall not be obligated to preserve any rights NMLP may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of NMLP and the Agent and their respective successors and assigns and shall take effect when signed by NMLP and delivered to the Agent, and NMLP waives notice of the Agent's acceptance hereof. The Agent may execute this Agreement if appropriate for the purpose of filing, but the failure of the Agent to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by NMLP shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of The Commonwealth of Massachusetts. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the NMLP Obligations. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in The Commonwealth of Massachusetts in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Agent or NMLP in connection with this Agreement or the other NMLP Loan Documents may be venued in either the state or federal courts located in Boston, Massachusetts; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

NMLP:                         THE NEWKIRK MASTER LIMITED PARTNERSHIP,
                              A Delaware limited partnership

                              By:  MLP GP LLC, its General Partner

                                   By: Newkirk MLP Corp., its Manager


                                   By:
                                      -----------------------------------------
                                       Carolyn Tiffany, Chief Operating Officer

                              Addresses:

                              1.   Chief Executive Office:
                                   c/o First Winthrop Corporation
                                   7 Bulfinch Place, Suite 500
                                   Boston, Massachusetts 02114

                              2.   Principal Place of Business:
                                   c/o First Winthrop Corporation
                                   7 Bulfinch Place, Suite 500
                                   Boston, Massachusetts 02114


AGENT:                        FLEET NATIONAL BANK,
                              A national banking association


                              By:
                                 --------------------------------
                                       Scott C. Dow
                                       duly authorized

                                    EXHIBIT A


                                 PERMITTED LIENS




Liens in favor of Integrated Group with respect to NMLP's ownership interests in and to Newkirk GP LLC, Newkirk Finco LLC and Newkirk Capital LLC.